AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 24, 2000
                                                      Registration No. 333-36926
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             SBC COMMUNICATIONS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                   43-1301883
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                              175 E. HOUSTON STREET
                          SAN ANTONIO, TEXAS 78205-2233
                                 (210) 821-4105
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                  CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                                   JUDITH SAHM
                             SBC COMMUNICATIONS INC.
                        175 E. HOUSTON STREET, 11TH FLOOR
                          SAN ANTONIO, TEXAS 78205-2233
                                 (210) 821-4105
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                   CODE, OF AGENT FOR SERVICE FOR REGISTRANT)
     WAYNE WIRTZ, ESQ.              COPIES TO:         JOHN T. BOSTELMAN, ESQ.
   SBC COMMUNICATIONS INC.                               SULLIVAN & CROMWELL
    15 E. HOUSTON STREET                                   125 BROAD STREET
SAN ANTONIO, TEXAS 78205-2233                           NEW YORK, NEW YORK 10004
      (210) 821-4105                                        (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This Amendment No. 1 to the Registration Statement on Form S-3 filed by SBC Communications Inc., a Delaware corporation, on May 12, 2000 is being filed to file the exhibits omitted from the Registration Statement on Form S-3, which include Exhibit 1-b, Form of Underwriting Agreement for preferred stock and/or depositary shares; Exhibit 1-c, Form of Underwriting Agreement for common stock; and Exhibit 4-d, Form of Deposit Agreement, including form of depositary receipt for depositary shares.

This Amendment No. 1 is also being filed for the purpose of filing Exhibit 25-a to the above referenced Registration Statement, part of which was omitted from
Exhibit 25-a and filed as a separate Exhibit 7 to the Registration Statement on Form S-3 due to a technical error.

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-3

         The following exhibits are on file with the Securities and Exchange Commission and are incorporated by reference into the prospectus filed on May 12, 2000. On April 28, 1995, SBC filed an amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the change in its name from Southwestern Bell Corporation to SBC Communications Inc. Except as otherwise noted, references to "Southwestern Bell Corporation" in the documents incorporated by reference are to the entity now known as "SBC Communications Inc."

Exhibit Number
--------------

1-a* Form of Underwriting Agreement for debt securities.

1-b Form of Underwriting Agreement for preferred stock and/or depositary shares.

1-c  Form of Underwriting Agreement for common stock.

4-a* Indenture, dated as of November 1, 1994, between SBC Communications Inc.
     (formerly Southwestern Bell Corporation) and The Bank of New York, as Trustee. The form or forms of debt securities with respect to each particular series of debt securities will be filed as an exhibit to a Current Report on Form 8-K of SBC Communications Inc. and incorporated herein by reference.

4-b Restated Certificate of Incorporation of SBC Communications Inc. (incorporated by reference to Exhibit 3-a to Quarterly Report on Form 10-Q of SBC Communications Inc. for the quarter ended March 31, 1998, File 1-8610).

4-c Bylaws, dated June 26, 1998 (incorporated by reference to Exhibit 3-c to Annual Report on Form 10-K of SBC Communications Inc. for the year ended December 31, 1998, File 1-8610).

4-d Form of Deposit Agreement, including form of depositary receipt for depositary shares.

5 Opinion of Mr. James D. Ellis, Senior Executive Vice President and General Counsel, SBC Communications Inc., as to the validity of the Securities to be issued by SBC.

12 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Quarterly Report on Form 10-Q of SBC Communications Inc. for the quarter ended March 21, 2000, File 1-8610).

23-a Consent of Ernst & Young LLP, independent auditors.

23-b Consent of Arthur Andersen LLP, independent public accountants.

23-c Consent of Mr. James D. Ellis as contained in his opinion filed as Exhibit
     5.

24-a Power of Attorney of SBC.

24-b Power of Attorney of SBC.

24-c Power of Attorney of SBC

25-a Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.**

------------------------

* Incorporated by reference to the corresponding exhibits to the Registrant's registration statement on Form S-3 (No. 33-56909).

**   Part of this exhibit was omitted from Exhibit 25-a and filed as a separate
     Exhibit 7 to the Registration Statement on Form S-3 due to a technical error.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Antonio, state of Texas, on the 24th day of May 2000.


                                  SBC Communications Inc.


                                  By  /s/ Donald E. Kiernan
                                      -------------------------------
                                      Donald E. Kiernan
                                      Senior Executive Vice President,
                                      Treasurer and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on the 24th day of May 2000, in the capacities and on the date indicated.

Principal Executive Officer:  Edward E. Whitacre, Jr.*,
                              Chairman and Chief Executive Officer
Principal Financial and
Accounting Officer            Donald E. Kiernan,
                              Senior Executive Vice President, Treasurer and Chief Financial Officer

DIRECTORS:
XEdward E. Whitacre, Jr.*          By  /s/ Donald E. Kiernan
Clarence C. Barksdale*                -------------------------------
James E. Barnes*                   Donald E. Kiernan, as attorney-in-fact
August A. Busch, III*              and on his own behalf as Principal
XRoyce S. Caldwell*                Financial and Accounting Officer
William P. Clark*
Martin K. Eby, Jr.*                May 24, 2000
Herman E. Gallegos*
Jess T. Hay*
James A. Henderson*
Bobby R. Inman*
Charles F. Knight*
Lynn M. Martin*
John B. McCoy*
Mary S. Metz*
Toni Rembe*
S. Donley Ritchey*
Joyce M. Roche*
Carlos Slim Helu*
Laura D'Andrea Tyson*
Patricia P. Upton*


*  By power of attorney